                                                                     EXHIBIT 5.1





                                 July 23, 1997


HealthPlan Services Corporation
3501 Frontage Road
Tampa, Florida  33607

         RE: REGISTRATION STATEMENT ON FORM S-8; AMENDED AND RESTATED HEALTHPLAN SERVICES CORPORATION 1997 DIRECTORS EQUITY PLAN

Gentlemen:

         This opinion is given to you in connection with the filing by HealthPlan Services Corporation, a Delaware Corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-8 (the "Registration Statement") with respect to 100,000 shares of the common stock, $.01 par value, of the Company issuable pursuant to the Amended and Restated HealthPlan Services Corporation 1997 Directors Equity Plan (the "Plan") (all shares of such stock issuable pursuant to the Plan are referred to herein as the "Shares"). As counsel for the Company, we have examined the relevant corporate documents incident to the giving of this opinion.

         Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Plan and options issued thereunder, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Fowler, White, Gillen, Boggs,
                                            Villareal and Banker, P.A.